UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

FIRST COMMUNITY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

A LETTER FROM THE CHAIRMAN
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 9, 2006
INFORMATION CONCERNING THE SOLICITATION
REVOCABILITY OF PROXIES AND INFORMATION CONCERNING VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
BIOGRAPHIES OF DIRECTORS AND EXECUTIVE OFFICERS
BIOGRAPHIES OF OTHER KEY PERSONNEL OF THE COMPANY
CODE OF ETHICS
COMPENSATION OF DIRECTORS AND OFFICERS
OPTION GRANTS BY THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 2005
THE COMPANY’S STOCK INCENTIVE PLANS
PROPOSAL NO. 2 APPROVAL OF AMENDMENTS TO 1994 OUTSIDE DIRECTOR STOCK OPTION PLAN
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES
AUDIT COMMITTEE REPORT
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PRINCIPAL ACCOUNTANT FEES AND SERVICES
SHAREHOLDER PROPOSALS AND COMMUNICATION TO THE BOARD OF DIRECTORS
ANNUAL REPORT ON FORM 10-KSB

First Community Corporation
A Letter from the Chairman
                                        May 5, 2006
Fellow Shareholders,
I am pleased to report to you that 2005 was a solid year of growth and profitability for First Community Corporation. Last year, the Federal Reserve Bank Open Market Committee raised short-term interest rates seven times. This led to a flattening of the yield curve and presented challenges to liquidity, margin management and earnings. As a result of the efforts of your Board and the hard work by the staff of First Community Bank of East Tennessee, we met the challenges of this difficult interest rate environment and produced record earnings, record asset size, increased book value of your shares and an unbroken stream of dividend payments.
Highlights of 2005 included the following:
Record Earnings — Earnings for the year were $2.256 million or $1.18 per share, representing a 12.4% increase over last year’s earnings. Our earnings performance benefited from solid growth in commercial and commercial real estate loans and the success of a targeted retail sales initiative in our branches that yielded in excess of $22 million dollars of new deposit growth. The bank maintained excellent credit quality in its loan portfolio and achieved a net charge off ratio of .04% for the year.
Record Asset Size — Total assets of the Corporation increased from $202.3 million to $219.4 million during the year, an 8.45% increase.
Increased Book Value — The book value of your investment in First Community Corporation at December 31, 2005 was $7.26, an improvement of 12.4% from the prior year. The Board declared a dividend each quarter last year and has an uninterrupted history of regular dividends for the past 45 quarters. While we are indeed proud of double digit increases in earnings and shareholders equity, we remain committed to sustaining this level of performance and building long-term value in our stock. In the coming months, your Board plans to revise the current Dividend Policy to enable dividend payout increases as the Bank continues to meet or exceed its income and equity targets.
Change is inevitable, and at First Community, we experienced significant positive changes within our organization during the past year. The following is a summary of the key changes, accomplishments, and new challenges in 2005:
Tyler K. Clinch joined our company in June 2005 as Senior Vice President and Chief Financial Officer. She brings a wealth of knowledge, experience, and capability to the Bank and is a welcome addition to the executive management team.
We launched First Community Financial Services, a division of First Community Bank, to accommodate the growing wealth management needs of our customer relationships. Don Donnellan joined the company in 2005 as a Financial Consultant to lead this division.
To meet the demands of Check 21 legislation, a significant investment was made during 2005 in Imaging Technology, which now enables greater operational efficiencies and enhanced statement capabilities for our customers.
Our previously announced branch expansion in the Allandale section of Kingsport/Hawkins Co. for 2005 was shelved due to decisional changes within the U.S. Army regarding the commercial development of the Holston Army Ammunition Facility. We continue to pursue opportunities and evaluate new sites within the Tri-Cities area and plan to make announcements regarding new locations/markets in 2006.
Another major event in the history of our organization occurred in the first quarter of 2006. Mark A. Gamble, who has been the driving force of this company since assuming the role of President and Chief Executive Officer of First Community Bank in 1999, was elected Chairman of the Board of Directors of First Community Bank. In this capacity, Mr. Gamble will continue as CEO of the Bank and as President of First Community Corporation.
Jerry C. Greene, who was named Chief Operating Officer of the Bank as well as elected to the Board of Directors of First Community Corporation during 2005, was named President of First Community Bank, and Vice President of First Community Corporation.
This change prepares First Community for a smooth leadership transition in the future and clearly identifies the next generation of leadership.
Thank you for your confidence in First Community and for your support as a shareholder and customer. As we continue to grow and work to continually improve this company, we always welcome your feedback.
Sincerely,
/s/ William J. Krickbaum
William J. Krickbaum
Chairman of the Board

FIRST COMMUNITY CORPORATION
809 WEST MAIN STREET
ROGERSVILLE, TENNESSEE 37857

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 9, 2006

To the Shareholders of First Community Corporation:
     Notice is hereby given that the Annual Meeting of Shareholders of First Community Corporation (the “Company”) will be held at the Hawkins County Natural Gas Board Room, located at 202 Park Boulevard, Rogersville, Tennessee, on Friday, June 9, 2006 at 9:00 a.m. (local time) for the following purposes:
     (1) To elect nine directors to hold office for a period of one year and until their successors are elected and qualified; and
     (2) To consider and vote on the approval of amendments to the Company’s 1994 Outside Director Stock Option Plan to increase the number of shares of Common Stock that may be issued pursuant to options granted under the plan from 150,000 shares to 225,000 shares, and to make certain administrative and technical changes; and
     (3) To transact such other business as may properly come before the meeting or any adjournments thereof.
The Board of Directors has fixed the close of business on May 5, 2006, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. The Annual Meeting may be adjourned from time to time without notice, other than the announcement of the adjournment at the Annual Meeting or any adjournments thereof, and any and all business for which notice is hereby given may be transacted at any such adjourned Meeting.
Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters proposed to be acted upon at the Annual Meeting. To assure that your shares are represented at the meeting, whether or not you plan to attend, please mark, date, sign, and promptly return the enclosed proxy. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares personally.
By order of the Board of Directors,
Mark A. Gamble
President
Rogersville, Tennessee
May 17, 2006

FIRST COMMUNITY CORPORATION
809 WEST MAIN STREET
ROGERSVILLE, TENNESSEE 37857
(423) 272-5800

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING THE SOLICITATION
     This proxy statement is furnished in connection with the solicitation of the accompanying proxy by the Board of Directors of First Community Corporation (the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Friday, June 9, 2006, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The information contained herein is as of the date of the accompanying notice unless otherwise indicated.
     The Company expects to mail this proxy statement and the accompanying notice on or about May 17, 2006. The solicitation of the proxy accompanying this proxy statement is made by and on behalf of the Board of Directors of the Company, and all expenses of preparing, printing, and mailing the proxy and all materials used in solicitation thereof will be borne directly or indirectly by the Company. In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers, and other personnel of the Company and its affiliates, none of whom will receive additional compensation for such services. Arrangements will be made with brokerage firms and other custodians, as well as with fiduciaries, to forward these proxy solicitation materials to shareholders whose stock in the Company is held of record by such entities. The Company will reimburse such brokerage firms, custodians, and fiduciaries for reasonable out-of-pocket expenses incurred in connection with forwarding these materials.
REVOCABILITY OF PROXIES AND
INFORMATION CONCERNING VOTING SECURITIES
     Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by filing with the Company’s Secretary a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. All proxies evidenced by proxy cards that are properly executed and returned, and that are not revoked, will be voted at the Annual Meeting in accordance with the instructions specified thereon. If no instructions are indicated on the proxy card, all shares represented by that proxy will be voted (i) “FOR” election of nominees for director named herein; (ii) “FOR” the approval of amendments to the Company’s 1994 Outside Director Stock Option Plan to increase the number of shares of common stock and to make certain administrative and technical changes as further described herein; and (iii) in the proxy holder’s discretion on any other matter which may properly come before the Annual Meeting.

     The Board of Directors of the Company does not know of any other matters that will be presented for action at the Annual Meeting, but the persons named in the proxy intend to vote or act on any other proposal that may be presented for action in accord with their best judgment.
     As of the record date, which is May 5, 2006, the Company has issued and outstanding 1,918,527 shares of its no par value common stock. Holders of common stock are entitled to one vote for each share of the Company’s common stock held on all matters to come before the Annual Meeting. Only shareholders of record at the close of business on May 5, 2006, are entitled to vote at the Annual Meeting or any adjournment thereof.
     The presence, in person or by proxy, of at least a majority of the outstanding shares of the Company’s common stock is required to establish a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum but are not counted on any matters brought before the Annual Meeting. (A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal, because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.)
     The directors standing for election must be elected by a plurality of the shares entitled to vote at the Annual Meeting. Any other action to be taken at the Annual Meeting must be approved by a majority of the votes cast. None of the proposals will give any shareholder of the Company the right to dissent from such action, and to thereby obtain payment in cash of the fair value of that shareholder’s shares.
SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth as of May 5, 2006, beneficial ownership of the Company’s common stock in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, which includes (i) all of the Company’s common stock owned by shareholders known to the Company to own beneficially more than 5% of the shares issued and outstanding as of May 5, 2006, and (ii) the Company’s common stock over which the directors and executive officers directly or indirectly have or share voting or investment power. The shares listed below and the percentage of ownership for each person named below have been calculated assuming that all presently exercisable options and options issued pursuant to any of the Company’s stock option plans, which will become exercisable within 60 days from the date of this table, have been exercised.

	NUMBER OF SHARES
NAME AND ADDRESS	BENEFICIALLY OWNED	PERCENTAGE OF SHARES
OF BENEFICIAL OWNER	ON MAY 5, 2006	OUTSTANDING
Leland A. Davis (1) 5416 Orebank Road Kingsport, Tenn. 37661	27,000	1.4%

Mark A. Gamble (2) 4507 Tanglewood Road Kingsport, Tenn. 37664	107,212	5.6%

Jerry C. Greene (3) 265 Park Ridge Court Kingsport, Tenn. 37664	44,901	2.3%

Kenneth E. Jenkins (4) 8501 Stagecoach Road Bulls Gap, Tenn. 37711	138,146	7.2%

Dr. David R. Johnson (5) 2608 Suffolk Street Kingsport, Tenn. 37660	37,769	2.0%

William J. Krickbaum (6) 704 W. Hills Drive Rogersville, Tenn. 37857	132,912	6.9%

Sidney K. Lawson (7) P.O. Box 700 Rogersville, Tenn. 37857	91,373	4.8%

A. Max Richardson 375 Westfield Place Kingsport, Tenn. 37664	8,264	*

Tommy W. Young (8) P.O. Box 652 Rogersville, Tenn. 37857	56,569	3.0%

Tyler K. Clinch (9) 1007 Laurelwood Drive Kingsport, Tenn. 37660	10,000	*

All Directors and Executive Officers as a group (10 persons) (10)	654,146	34.1%
* denotes less than 1% of shares outstanding

(1)	Includes 3,000 shares that Mr. Davis currently has a right to acquire in connection with stock options granted by the Company and 22,500 shares in a trust of which he is a co-trustee and primary beneficiary and has shared voting and investment power with his spouse.

(2)	Includes 90,000 shares that Mr. Gamble currently has a right to acquire in connection with stock options granted by the Company and 12,000 shares held by his wife.

(3)	Includes 37,500 shares that Mr. Greene currently has a right to acquire in connection with stock options granted by the Company.

(4)	Includes 16,500 shares held by his wife and 3,000 shares that Mr. Jenkins currently has a right to acquire in connection with stock options granted by the Company.

(5)	Includes 5,025 shares held by his wife and 3,000 shares that Dr. Johnson currently has a right to acquire in connection with stock options granted by the Company.

(6)	Includes 8,142 shares held by his wife and 1,000 shares held by a child; 17,100 shares owned by Lyons Construction Company, all of the capital stock of which of owned by Mr. Krickbaum; 2,500 shares of K & K Enterprises, of which Mr. Krickbaum is the controlling principal; and 968 shares that Mr. Krickbaum currently has a right to acquire in connection with stock options granted by the Company.

(7)	Includes 20,036 shares held by his wife and 1,500 shares that Mr. Lawson currently has a right to acquire in connection with stock options granted by the Company.

(8)	Includes 3,069 shares held by his wife.

(9)	Includes 10,000 shares that Ms. Clinch currently has a right to acquire in connection with stock options granted by the Company.

(10)	Includes 148,968 shares that all directors and officers currently have a right to acquire in connection with stock options granted by the Company.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
     Directors of the Company are elected at each Annual Meeting and serve a one-year term that expires at the Annual Meeting of shareholders the following year. Incumbent directors remain in office until their successors are elected and qualified or until the total number of directors authorized to serve on the Board is modified. The Company’s bylaws provide that no fewer than 3 and no more than 15 people shall serve on the Board of Directors, and the Board of Directors is authorized by the bylaws to fix either an exact size or variable size of the Board from time to time. The Board of Directors approved in 2005 a mandatory retirement age for any new director that may be elected in the future but the mandatory retirement age does not apply to any directors currently serving.
     The Company’s current Board of Directors consists of 9 members, all of whom have been nominated for re-election as directors of the Company. All of the incumbent nominees have consented to be named in this proxy statement and have agreed to serve if elected. All of the nominees were elected at the Company’s 2005 Annual Meeting, except for Jerry Greene who was elected by the Directors at a Board meeting also held in May of 2005. With the exception of Mark A. Gamble, who was elected in January 1999, A. Max Richardson, who was elected in June 2001, and Jerry C. Greene, who was elected in May 2005, all of the nominees have served as directors of the Company since the formation of the Company’s predecessor in 1993. All members of the Company’s Board of Directors comprise the Board of Directors of the Company’s wholly owned bank subsidiary, First Community Bank of East Tennessee (the “Bank”).
     The Company encourages each member of the board of directors to attend the Annual Meeting of Shareholders. All nine of the Company’s directors attended the 2005 Annual Meeting of Shareholders.

BIOGRAPHIES OF DIRECTORS AND EXECUTIVE OFFICERS
     Leland A. Davis, Director. Mr. Davis owned Lee Davis Oil Company, an oil jobber, from 1954 to 1976, when the business was sold. Since that time, he has been an active commercial real estate developer in Kingsport, Tennessee. Age 83.
     Mark A. Gamble, Director and President (Chairman and Chief Executive Officer of the Bank). Mr. Gamble has served as an officer of the Company (or of its predecessor) since its inception. He was appointed President of the Company in January 2000, and Chief Executive Officer of the Bank in April 2000. He was elected Chairman of the Bank in March 2006. Prior to joining the Company, Mr. Gamble was an officer of First American National Bank and was also employed by the Federal Deposit Insurance Corporation. He is a graduate of East Tennessee State University. Age 51.
     Jerry C. Greene, Director and Vice President (President and Chief Operating Officer of the Bank). Mr. Greene joined the Bank as Senior Vice President in March 2002, was named Executive Vice President in March 2003, and was named Chief Operating Officer in May 2005. He was elected President of the Bank and Vice President of the Company in March 2006. He has over 20 years of banking experience, most recently at AmSouth Bank, which he joined in 1995. In 1996, he was named Senior Vice President and Manager of the Commercial Middle Market Group for AmSouth’s Northeast Tennessee Market. Mr. Greene, who earned the Certified Cash Manager designation from the Association of Financial Professionals, holds a bachelors degree in economics from the University of Tennessee and is a graduate of the American Bankers Association National Commercial Lending Graduate School at the University of Oklahoma. Age 41.
     Kenneth E. Jenkins, Director. Mr. Jenkins has been the Chief Executive Officer of Morristown Drivers Service, a trucking company, since 1993, and was the founder of Minco, Inc., a producer of industrial ceramic materials. Mr. Jenkins is an active investor in Morristown and Greeneville, Tennessee, and is also involved in farming. Age 80.
     Dr. David R. Johnson, Director. Dr. Johnson has practiced small animal medicine and surgery in Kingsport since 1979, and is owner of Kingsport Veterinary Hospital. He is a graduate of the University of Tennessee and Auburn School of Veterinary Medicine. Age 55.
     William J. Krickbaum, Director and Chairman of the Board. Mr. Krickbaum is the President of Lyons Construction Company, Inc., a heavy construction and bridge building company, and has served in that office since 1973, and he has been President of Tri-Cities Concrete Co., a supplier of transit mixed concrete, since 1988. He is also a partner in certain local joint business ventures, including real estate developments. Age 64.
     Sidney K. Lawson, Director. Mr. Lawson is the President and Chief Executive Officer of Lawson Construction Company, Inc., a commercial contracting firm in Rogersville, and has served in that office since 1969. He is also actively engaged in farming. Age 62.
     A. Max Richardson, Director. Mr. Richardson is a real estate developer, selling and auctioning farmland and estates. He owns Richardson & Richardson Realty and Auction

Company, Inc., of which he became President in 1994. He is a graduate of the University of Tennessee. Age 52.
     Tommy W. Young, Director and Secretary. Mr. Young has been General Manager of the Hawkins County Gas Utility District, a distributor of natural and propane gas, since 1977. He is also Vice Chairman of the Hawkins County Industrial Commission. Age 70.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO ELECT ALL
DIRECTOR NOMINEES LISTED ABOVE FOR
AN ADDITIONAL ONE YEAR TERM.
BIOGRAPHIES OF OTHER KEY PERSONNEL OF THE COMPANY
     Tyler K. Clinch, Treasurer (and Senior Vice President and Chief Financial Officer of the Bank). Ms. Clinch, who serves as principal financial officer of the Company, was named Chief Financial Officer of the Bank in June 2005. She was elected Treasurer of the Company in March 2006. She has 18 years financial management experience in a variety of industries including real estate development, technology services, and housing. She holds a bachelors degree in economics from Wellesley College and a Masters degree from Princeton University. Age 42.
CODE OF ETHICS
     The Company and the Bank have a code of ethics and conflict of interest policy that applies to all employees, directors and officers of the Company and the Bank. The purpose of the code of ethics and conflict of interest policy, among other things, is to provide written standards that are reasonably designed to deter wrongdoing and to promote honest and ethical conduct, compliance with applicable governmental laws, rules and regulations, and accountability for adherence to the code of ethics and conflict of interest policy. The Company filed a copy of the existing code of ethics and conflict of interest policy with the Securities and Exchange Commission as Appendix B to its 2004 Proxy Statement for Annual Meeting of Shareholders (filed on April 21, 2004) and the Board of Directors most recently ratified the policy on February 15, 2006. Under the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s related rules, the Company is required to disclose whether it has adopted a code of ethics (as described in the SEC’s related rules) that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Company’s existing code of ethics and conflict of interest policy currently applies to these persons. The code of ethics and conflicts of interest policy is available on the Bank’s internet website at www.fcbanktn.com, any person may request a copy from the Company without charge by writing to the Company in care of Mark Gamble, President, First Community Corporation, 809 West Main Street, Rogersville, Tennessee 37857.

COMPENSATION OF DIRECTORS AND OFFICERS
Summary Of Officers’ Compensation
     The following table summarizes the compensation paid or accrued during the three years ended December 31, 2005, to the current President of the Company and the Bank and to certain other executive officers. The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive payouts during 2003, 2004, or 2005. The Company made unrestricted stock grants (including those described on the following table) in 2003. The Company did not grant any options to purchase shares of the Company’s common stock in 2003. The Company granted options to purchase shares of the Company’s common stock (including those described on the following table) in 2004 and 2005.

				Long-Term
	Annual			Compensation
	Compensation			Unrestricted		Securities		All Other
		Salary	Bonus	Shares		Underlying		Compensation (1)
Name and Current Position	Fiscal Year	($)	($)	Granted		Options		($)
Mark A. Gamble	2005	$195,000	$50,000			75,000	(5)	$12,350
President of the Company, Chairman and Chief Executive Officer of the Bank, Company Director and Principal	2004	$180,000	$50,000			15,000	(3)	$12,000
Executive Officer of the Company	2003	$165,000	$26,700	5,000	(2)			$12,150

Jerry C. Greene	2005	$158,000	$35,000			30,000	(6)	$7,100
Vice President of the Company, President and Chief Operating Officer of the Bank, Company Director	2004	$150,000	$25,000			7,500	(4)
	2003	$137,500	$5,134

Tyler K. Clinch	2005	$50,192	$12,500			10,000	(7)
Treasurer of the Company, Senior Vice President and Chief Financial Officer of the Bank and Principal Financial Officer of the Company (effective June 2005)

Elizabeth O. Lollar (8)	2005	$88,238	$0
Executive Vice President and Chief Financial Officer of the Bank and Principal Financial	2004	$102,000	$12,500			7,500	(9)
Officer of the Company (through June 2005)	2003	$93,500	$7,750	1,500	(10)

(1)	Director Fees

(2)	The fair market value of the unrestricted shares awarded to Mr. Gamble as of September 3, 2003, which is the date the unrestricted shares were awarded, was $14.75 per share ($73,750 in the aggregate).

(3)	The option exercise price for the underlying shares awarded to Mr. Gamble as of January 22, 2004, is $16 per option share ($240,000 in the aggregate).

(4)	The option exercise price for the underlying shares awarded to Mr. Greene as of January 22, 2004, is $16 per option share ($120,000 in the aggregate).

(5)	The option exercise price for the underlying shares awarded to Mr. Gamble as of November 10, 2005, is $18 per option share ($1,250,000 in the aggregate).

(6)	The option exercise price for the underlying shares awarded to Mr. Greene as of November 10, 2005, is $18 per option share ($540,000 in the aggregate).

(7)	The option exercise price for the underlying shares awarded to Ms. Clinch as of June 13, 2005, is $20 per option share ($50,000 in the aggregate). The option exercise price for the underlying shares awarded to Ms. Clinch as of November 10, 2005, is $18 per option share ($135,000 in the aggregate).

(8)	Ms. Lollar, who served as Principal Financial Officer of the Company from April 2000 to June 2005, resigned her position with the Company and the Bank.

(9)	The option exercise price for the underlying shares awarded to Ms. Lollar as of January 22, 2004, is $16 per option share ($120,000 in the aggregate). These shares were rescinded 90 days following her completion of employment.

(10)	The fair market value of the unrestricted shares awarded to Ms. Lollar as of September 3, 2003, which is the date the unrestricted shares were awarded, was $14.75 per share ($22,125 in the aggregate).
OPTION GRANTS BY THE COMPANY
FOR THE YEAR ENDED DECEMBER 31, 2005
     The following table summarizes the Company’s grant of stock options during 2005 to the executive officers named below:

		Percent of Total
	Number of	Options Granted to	Per-Share Exercise
Option Grantee	Securities	Employees in Fiscal	Price	Option Expiration
Name	Underlying Options	Year 2005	($)	Date
Mark A. Gamble	75,000	53.1%	$18	November 10, 2015
Jerry C. Greene	30,000	21.2%	$18	November 10, 2015
Tyler K. Clinch	2,500	1.8%	$20	June 13, 2015
Tyler K. Clinch	7,500	5.3%	$18	November 10, 2015
     The options issued in 2005 to the executive officers identified in the table above have been issued pursuant to the Company’s 1994 Stock Option Plan, as amended, and fully vest immediately from the date of grant. Vesting for all options will be accelerated in the event of a “change of control” or “potential change of control” if the Board (or the Board’s stock option plan committee if one is convened) determines that a “change of control” or “potential change of control” has occurred. The 1994 Stock Option Plan defines a “change of control” as
•	an outside person, entity, or group becoming the beneficial owner of 20% or more of the combined voting power of the then outstanding voting securities of the Company able to be cast for election of directors (other than when the Company issues securities in the ordinary course of business);

•	less than a majority of the combined voting power of the then outstanding voting securities of the Company entitled to vote for election of directors are held in the aggregate by the holders of the Company’s securities entitled to vote for the election of directors immediately prior to a merger or business combination transaction, cash tender or exchange offer, sale of assets, contested election, or similar transaction; or

•	during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute the majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least 2/3 of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.
A “potential change in control” is defined as
•	the approval by the Company’s shareholders of an agreement that would result in a “change in control” as defined above, or

•	the acquisition of beneficial ownership, directly or indirectly, by a person, entity, or group of the Company’s securities representing 5% of more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of Directors of a resolution that a “potential change in control” of the Company has occurred in connection with the 1994 Stock Option Plan.
     Pursuant to the 1994 Stock Option Plan, as amended, these options expire ten years from the grant date. All of the options were granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The Company determined the fair market value of its common stock based solely on information made available to the Company from a limited number of buyers and sellers trading its common stock from time to time in private transactions, because there is no established public trading market for the Company’s stock. In the event that an option holder ceases to be employed by the Company (or the Bank) for any reason other than death, all unexercised options immediately terminate, although the Company’s board of directors have the discretionary right to extend that option holder’s exercise period for an additional three months after the date of termination (but not later than the option’s expiration date). An option holder whose employment termination is due to disability or retirement, with the consent of the Company, also has an additional three months following the employment termination date to exercise unexercised options (but not later than the option’s expiration date). The 1994 Stock Option Plan reserves to the Board of Directors the right to make the determination whether an option holder’s employment termination is due to disability or is to be considered retirement. Unexercised options held at the time of a death of an employee (or within the three month exercise period for retired employees) may be exercised within 12 months following death (but not later than the option’s expiration).
     The 1994 Stock Plan also contains customary limitations on annual grants, option price, and exercises to comply with the Internal Revenue Code and the regulations governing incentive stock option plans. (See “STOCK INCENTIVE PLANS” for additional information.)

Director Compensation
     Members of the Board of Directors receive a fee of $750 for each regularly scheduled Company board meeting attended, $750 for each regularly scheduled Bank board meeting attended, and $350 for each special called board meeting attended. Members are reimbursed for out-of-pocket expenses incurred in their service as directors. In addition, board members who are not officers or employees of the Company or Bank receive a fee of $150 for each committee meeting attended, and inside directors receive a fee of $150 for each committee meeting attended after normal business hours. The outside directors of the Company in the past have also received options under the First Community Corporation Outside Directors’ Stock Option Plan. (See “STOCK INCENTIVE PLANS.”) The Company has an Unfunded Deferred Compensation Plan which generally provides directors with the opportunity to defer all or a portion of their regular director fees. Pursuant to the terms of the Unfunded Deferred Compensation Plan, a director may elect to invest any amounts deferred in life insurance, in which case the Bank and the director enter into a split-dollar life insurance agreement.
THE COMPANY’S STOCK INCENTIVE PLANS
     The Company’s Board of Directors and its shareholders have adopted and approved the “1994 Stock Option Plan” and the “1994 Outside Directors’ Stock Option Plan.” The Plans are intended to promote the interests of the Company and its shareholders, to improve the long-term financial performance of the Company, and to attract and retain the Company’s leadership team by providing competitive financial incentives.
1994 Stock Option Plan
          The persons to whom options may be granted under the 1994 Stock Option Plan (the “Employee Plan”) will be determined from time to time by the Company’s Board of Directors, upon recommendation of the Compensation Committee (the “Committee”). Final decisions regarding administration of the Employee Plan rest with the Board. Officers and key employees of the Company and its subsidiary, as determined by the Board or the Committee, are eligible for grants of options. Directors of the Company who are not also employees of the Company (or any subsidiary) are not eligible to participate in the Employee Plan.
     The Employee Plan provides for the granting of incentive stock options and non-statutory stock options. Incentive stock options offer employees the possibility of deferring taxes until the underlying shares of stock acquired upon exercise of the option are sold. For some of the Company’s employees, the benefits of incentive stock options are outweighed by the disadvantages of certain restrictions imposed by the Internal Revenue Code. With the incentive stock options, the Company does not receive a tax deduction at any time (assuming that the employee meets the holding period requirements for capital gain treatment).
     If the Company grants non-statutory stock options under the Employee Plan, the Company receives a tax deduction at the time the employee recognizes ordinary income in an amount of such income to the employee.

     Prior to the amendments approved by the Company’s shareholders at the Company’s annual meeting in 2004, an aggregate of 225,000 shares of the Company’s common stock, no par value, could be issued pursuant to the exercise of stock options by such officers and key employees of the Company and its subsidiary as the Committee may determine. As of December 31, 2003, options covering a total of 183,000 shares had been granted under the Employee Plan, and 177,000 of those had been exercised, expired or rescinded. Prior to amending the Employee Plan, a balance of 42,000 shares remained for which new options could be issued. The Company’s leadership believes that the issuance of stock options to its employees is a significant factor in recruiting and retaining exceptional employees, and the shareholders approved in April 2004 the First Amendment to the Employee Plan, which increased the number of shares of the Company’s common stock for which options can be issued from 225,000 to 475,000 shares. There are no limitations on the number of shares of common stock which may be optioned to any one person, except that the aggregate fair market value (determined as of the time the option is granted) of Company common stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under the Employee Plan (and any other incentive stock option plan of the Company or any subsidiary) may not exceed $100,000.
     The Employee Plan is administered by the Company’s Board of Directors or a committee appointed by the Board of Directors. Final decisions regarding administration of the Employee Plan rest with the Board. The Employee Plan requires that the Board of Directors shall administer the Employee Plan only if [a] a majority of the entire Board and [b] a majority of the Directors acting on matters pertaining to administration of the Employee Plan, are “disinterested persons.” As amended by the shareholders in 2004, the Employee Plan defines a “disinterested person” with an updated definition of “disinterested person” to require that that the Board of Directors shall administer the Employee Plan only if [a] a majority of the entire Board and [b] a majority of the Directors acting on matters pertaining to administration of the Employee Plan, are “non-employee directors” as defined by current rules promulgated by the Securities and Exchange Commission. A “non-employee director” is defined by the Securities and Exchange Commission as a director who, among other things:
•	Is not currently an officer of the Company or its subsidiaries or otherwise employed by the Company or its subsidiaries;

•	Does not receive compensation, either directly or indirectly, from the Company or its subsidiary, for consultant services or in any other capacity except as a director, except for a minimum dollar amount prescribed by the Securities and Exchange Commission;

•	Does not possess an interest in certain reportable “related party” transactions with the Company or its subsidiaries that exceed an amount prescribed by the Securities and Exchange Commission.
The updating amendment conformed the Employee Plan to current rules of the Securities and Exchange Commission and provided for the appropriate level of director independence taking action under the Employee Plan. (See also “COMPENSATION OF DIRECTORS AND OFFICERS—Summary of Officers’ Compensation.”)

1994 Outside Directors’ Stock Option Plan
     The 1994 Outside Directors’ Stock Option Plan (the “Directors’ Plan”) was adopted in 1994 to promote the long-term success of the Company and the shareholders by attracting and retaining highly qualified non-employee directors. Options to purchase common stock of the Company are granted to duly elected directors of the Company who are not employees of the Company or its subsidiaries under the Directors’ Plan. The Directors’ Plan provides non-employee directors with the ability to increase their ownership interest in the Company’s long-term prospects and by granting non-qualified stock options of the Company. The Directors’ Plan provides by its terms, that each person who was a non-employee director of the Company in April 1994 received an option to purchase 2,500 shares of the Company’s common stock, no par value. This option was exercisable immediately. In addition, on the first business day following the annual meeting of shareholders of each of the years 1994 through and including 1998, each outside director immediately following such annual meeting was granted an option to purchase 500 shares of stock. The options issued from 1994 through 1998 vest at a rate of 20% per year on the anniversary date on which they were granted, and the options have been adjusted for any stock splits declared after the date of the grant. The exercise price of all options equals the fair market value of the Company’s common stock on the day of the annual meeting of shareholders. The options under the Directors’ Plan are non-statutory options intended not to qualify as incentive stock options under Section 422 of the Internal Revenue Code.
     An aggregate of 150,000 shares (as adjusted for stock splits) are reserved for grants of options pursuant to the Directors’ Plan. Shares subject to options which terminate or expire unexercised will be available for future option grants. The total number of shares subject to the Directors’ Plan and the number covered under each individual option is subject to automatic adjustment in the event of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, as determined by the Board of Directors. If any non-employee director ceases to be a director as a result of death or total disability while holding an option that has not expired and has not been fully exercised, such person or such person’s executors, administrators, heirs, personal representative, conservator or distributees may, at any time within one year after the date of such death or total disability, exercise the option in its entirety with respect to all remaining shares covered by that option. The options will also vest and become fully exercisable upon a change of control or potential change of control (as defined in the Directors’ Plan) if the Board or its designated committee administering the Directors’ Plan determines that a change of control or potential change of control has occurred.
PROPOSAL NO. 2
APPROVAL OF AMENDMENTS TO
1994 OUTSIDE DIRECTOR STOCK OPTION PLAN
     On May 17, 2006, the Company’s Board of Directors, subject to shareholder approval, adopted amendments to the Company’s 1994 Outside Director Stock Option Plan (the “Directors’ Plan”), which modifies the Directors’ Plan as follows:

•	Increases the number of shares of common stock authorized for issuance upon exercise of options granted under the Directors’ Plan from 150,000 shares to 225,000 shares and permits additional option grants to be made;

•	Amends the provision regarding administration of the Employee Plan to update the definition of “disinterested person” to “non-employee director” to conform to the rules set forth by the Securities and Exchange Commission;

•	Extends the Directors’ Plan through June 9, 2016;
     A copy of the First Amendment to the Directors’ Plan is attached as Appendix A to this Proxy Statement, and you are urged to read it fully. A general description of the Directors’ Plan is set forth above, and a description of the amendments follows below.
     Directors’ Plan Amendments
     Number of Shares; Granting Provisions
     The maximum number of shares of common stock that may be subject to options granted under the Directors’ Plan is currently 150,000. Prior to amending the Directors’ Plan, a balance of 48,000 shares remain from which new options can be issued. The First Amendment to the Directors’ Plan increases the number of shares of the Company’s common stock for which options can be issued from 150,000 to 225,000 shares. In addition, the Directors’ Plan previously permitted a specific number of options to be granted on specific dates, and the amendment will permit grants to be made from time to time without imposing a quantity requirement. The Company’s leadership believes that the issuance of stock options to its directors is a significant factor in recruiting and retaining exceptional and dedicated directors.
     Updating Certain Administration Provisions
     The Directors’ Plan is administered by a committee designated by the Board of Directors or it may be administered by the Board acting as whole. Presently, final decisions regarding administration of the Directors’ Plan rest with the Board. The Directors’ Plan requires that any such committee designated by the Board be comprised of at least two persons, both of whom are “disinterested persons,” as defined by the rules of the Securities and Exchange Commission. The First Amendment as proposed by the Board of Directors will replace and update this definition to require that the Board of Directors may delegate administration of the Directors’ Plan to a committee of three “non-employee directors” or, alternatively, the Board may administer the Directors’ Plan only if [a] a majority of the entire Board and [b] a majority of the Directors acting on matters pertaining to administration of the Directors’ Plan, are “non-employee directors” as defined by current rules promulgated by the Securities and Exchange Commission. A “non-employee director,” is defined by the Securities and Exchange Commission, as a director who, among other things:
•	Is not currently an officer of the Company or its subsidiaries or otherwise employed by the Company or its subsidiaries;

•	Does not receive compensation, either directly or indirectly, from the Company or its subsidiary, for consultant services or in any other capacity except as a director, except for a minimum dollar amount prescribed by the Securities and Exchange Commission;

•	Does not possess an interest in certain reportable “related party” transactions with the Company or its subsidiaries that exceed an amount prescribed by the Securities and Exchange Commission.
     This updating amendment makes the Directors’ Plan consistent with current definitions published by the Securities and Exchange Commission.
     The initial term of the Directors’ Plan was 10 years, and it expired in 2004. The Board has approved an amendment that, subject to shareholder approval, will extend the Plan an additional 10 years through June 9, 2016.
     The Board’s Recommendation
     The Board of Directors recommends a vote for the approval of Proposal No. 2, The Directors’ Plan, together with all of the proposed amendments, is a valuable tool in attracting and aligning directors who are focused on providing effective advice and guidance to the Company’s management and increasing shareholder value. Your vote in favor of these amendments promotes the interests of the Company and the shareholders by, among other things:
•	Attracting and retaining talented directors;

•	Encouraging ownership of stock in the Company and facilitating participation in the long-term growth of the Company; and

•	Linking compensation to the long-term interests of the Company and its shareholders.
Please see Appendix A — “First Amendment to
First Community Corporation 1994 Outside Director Stock Option Plan”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND
ADOPTION OF THE AMENDMENTS TO THE DIRECTORS’ PLAN.
MEETINGS OF THE BOARD OF DIRECTORS
AND COMMITTEES
     During 2005, the Board of Directors of the Bank met 12 times and the Board of Directors of the Company met 5 times. Each director, during the period he was a director, attended at least 75 % of the meetings of the Board of Directors of both the Company and Bank and at least 75 % of the total number of meetings of all committees on which he served.
     There are no standing committees of the Board of Directors of the Company, but the Bank has established a standing Audit Committee, Compensation Committee, and Nominating Committee. The Audit and Compensation Committees undertake certain corresponding responsibilities on behalf of the Boards of both the Company and the Bank and provide reports to the directors of both the Company and the Bank.
     In addition to the standing Audit, Compensation, and Nominating Committees, the Bank has established several other committees on which various directors and executive officers serve. These additional committees include the Executive Committee (which may exercise the authority of the Board of Directors, to the extent permitted by law, in the management of the Bank between meetings of the Board of Directors), Building Committee, Compliance Committee, Data Processing Committee, Disaster Recovery Committee, Investment Committee, Loan Committee, Risk Management Committee, and Management Committee.
Audit Committee
     The Audit Committee is comprised of Mr. Johnson, Mr. Krickbaum, Mr. Lawson, and Mr. Young and is chaired by Mr. Krickbaum. Mr. Gamble, Mr. Greene and Ms. Clinch may also attend the committee’s meetings at the committee’s invitation to report on Company and Bank matters. The committee is responsible for recommending the Company’s and Bank’s independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, and generally establishing and monitoring the Company’s and Bank’s financial policies, internal financial control procedures and integrity of financial reporting. Prior to the public release of annual and quarterly financial information, the Committee discusses with management and the independent accountants the results of the independent accountants’ audit or review procedures associated with this information. As well, the Committee pre-approves all audit and non-audit services to be performed by the independent accountants. The Committee is comprised of directors who are “independent,” as defined by the NASDAQ Marketplace Rules and who are able to exercise independent judgment as committee members. No member of the Audit Committee, other than in his capacity as a member of the Board of Directors or Audit Committee, may accept any consulting, advisory or other compensatory fee from the Company or Bank. The Audit Committee has adopted an Audit Committee charter, a copy of which was filed by the Company with the SEC as Appendix A to the Company’s 2004 Proxy Statement for Annual Meeting of Shareholders (filed on April 21, 2004). During 2005, the Audit Committee met 6 times. (See below “AUDIT COMMITTEE REPORT.”)
     The Company has no “Audit Committee financial expert” as defined by the regulations of the Securities and Exchange Commission. The Company believes the cost to retain a financial expert at this time is prohibitive. However, the Board of Directors believes that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the committee. The committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.
     The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization. The Audit Committee requires the independent auditors and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

     During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chairman of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.
     All fiscal year 2005 audit and non-audit services provided by the independent auditors were pre-approved.
Compensation Committee
     The Compensation Committee, which is comprised of Mr. Davis, Mr. Johnson, Mr. Krickbaum, Mr. Richardson and Mr. Young and is chaired by Mr. Krickbaum. Mr. Gamble and Ms. Clinch may also attend the committee’s meetings at the committee’s invitation to report on compensation related matters. The committee is responsible for recommending to the Boards of the Company and the Bank the officers’ salaries, bonuses and other compensation, and for administering the Company’s stock option plans. During 2005, the Compensation Committee met 2 times.
Nominating Committee
     The Nominating Committee, which is comprised of Mr. Gamble, Mr. Krickbaum, Mr. Jenkins, and Mr. Richardson, and is chaired by Mr. Krickbaum, is responsible for reviewing the qualifications and making recommendations to the Company’s and Bank’s boards of persons eligible to stand for election as director. The Nominating Committee does not have a charter. The Committee does not accept unsolicited recommendations for director nominees from shareholders. The Committee members seek to identify potential candidates for membership on the Company’s Board of Directors through conversations with other currently serving directors, senior management, and other members of the communities served by the Company. The Committee believes this approach is the most effective for recruiting qualified nominees. The Company considers characteristics and suitability in nominees that are standard for bank and bank holding company directors, including requirements for directors as promulgated by the agencies that regulate the Company and the Bank. The Nominating Committee meets on an as-needed basis when convened by its chairman. The committee did not meet in 2005. All of the members of the Committee, except for Mr. Gamble, who is an officer of the Company, are “independent” as defined by the NASDAQ Marketplace Rules. The current members of the Nominating Committee, which include non-management directors, shareholders of the Company, and the Company’s president, unanimously approved the nominees proposed and recommended for election at the 2006 Annual Meeting of shareholders.

AUDIT COMMITTEE REPORT
     The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.
     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s and Bank’s financial reports and financial reporting processes and systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee (i) reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005, with management and with representatives of Pugh and Company, P.C., the Company’s independent auditors; (ii) discussed with the auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and (iii) received and discussed with the auditors the written disclosures and letter from the auditors required by Independence Standards Board’s Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with representatives of Pugh and Company, P.C. the firm’s independence from the Company and the Bank.
     Based on the foregoing reviews and meetings, and relying on those reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.
THE FOREGOING REPORT IS SUBMITTED BY
THE MEMBERS OF THE AUDIT COMMITTEE:
William J. Krickbaum, Chairman
David R. Johnson
Sidney K. Lawson
Tommy W. Young
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
     Based solely upon a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company during and with respect to its 2005 fiscal year, no director, executive officer or beneficial owner of 10% or more of the Company’s common stock failed to file, on a timely basis, during or with respect to 2005 the reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The Company’s directors and officers, as well as business organizations and individuals affiliated with them, are customers of the Bank. All loan transactions to such individuals and entities are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated borrowers and do not involve more than the normal risk of repayment or present any other unfavorable features.
     There are no cases in which aggregate extensions of credit outstanding to any one director or officer and his or her affiliates exceeds 8% of the equity capital of the Bank. As of December 31, 2005, the total amount of loans to directors and executive officers was $2,607,510 or approximately 13% of shareholders’ equity.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
     Pugh and Company, P.C. were the principal accountants for the Company and its subsidiaries, and reported on the Company’s consolidated financial statements, for the fiscal year ended December 31, 2005. The firm is a Knoxville based accounting firm. A representative from the firm is not expected to attend the Annual Meeting.
Fees Paid to the Company’s Independent Registered Public Accounting Firm
Audit Fees
     Aggregate fees, including out-of-pocket expenses, for professional services rendered by Pugh and Company in connection with (i) the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2005, and (ii) the reviews of the Company’s unaudited condensed consolidated interim financial statements as of September 30, 2005, June 30, 2005, and March 31, 2005 were $42,400. Aggregate fees for these services for the fiscal year ending December 31, 2004, were $49,850, and were paid to Crowe Chizek and Company, LLC, the auditors for the period ending December 31, 2004.
Audit-Related Fees
     Aggregate fees, including out-of-pocket expenses, for professional services rendered by Pugh and Company for audit-related services for the year ended December 31, 2005, were $1,900. Audit-related services include due diligence related to acquisitions, review of the Company’s procedures related to internal controls over financial reporting, and procedures relating to various other audit and special reports. Aggregate fees for these services for the fiscal year ending December 31, 2004, were $2,700 paid to Crowe Chizek and Company.
Tax Fees
     Aggregate fees, including out-of-pocket expenses, for professional services rendered by Pugh and Company in connection with tax compliance for the year ended December 31, 2005, were $3,330. Aggregate fees for these services for the fiscal year ending December 31, 2004, were $11,470 paid to Crowe Chizek and Company.

All Other Fees
     During the year ended December 31, 2005, aggregate fees of $10,235 were paid to Pugh & Company for other professional services. During the fiscal year ending December 31, 2004, fees of $1,700 were paid to Crowe Chizek and Company for other professional services.
SHAREHOLDER PROPOSALS AND
COMMUNICATION TO THE BOARD OF DIRECTORS
     Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal concerning the Company’s 2007 Annual Meeting of Shareholders must be submitted by a shareholder by February 9, 2007, to be included in the proxy statement relating to the 2007 Annual Meeting. All such proposals intended for presentation at the 2007 Annual Meeting must be delivered by February 9, 2007, to Mark A. Gamble, President, First Community Corporation, 809 West Main Street, Rogersville, Tennessee 37857. The submission by a shareholder of a proposal does not guarantee that it will be included in the proxy statement. Shareholder proposals are subject to certain regulations and requirements under the federal securities laws, and specific requirements may be found in a question and answer format developed by the Securities and Exchange Commission for Shareholders under Rule 14a-8 of Regulation 14A of the Securities Act of 1934.
     Other than shareholder proposals, shareholders may communicate with any of the members of the Company’s board of directors, including the chair of any of the standing committees, by writing to the director in care of First Community Corporation, 809 West Main Street, Rogersville, Tennessee 37857.
ANNUAL REPORT ON FORM 10-KSB
     To obtain a copy of the Company’s Annual Report for the fiscal year ended December 31, 2005, on Form 10-KSB, or a copy of other SEC filings submitted by the Company, as filed with the Securities and Exchange Commission (available without charge to shareholders), please write or telephone Mark A. Gamble, President, First Community Corporation, 809 West Main Street, Rogersville, Tennessee 37857 (Telephone: 423/272-5800). The Company’s Sec filings are also available without charge on the SEC’s website, www.sec.gov.

Appendix A
PROPOSED AMENDMENTS TO
1994 OUTSIDE DIRECTOR STOCK OPTION PLAN
FIRST AMENDMENT TO
FIRST COMMUNITY CORPORATION
1994 OUTSIDE DIRECTOR STOCK OPTION PLAN
     The First Community Corporation 1994 Outside Director Stock Option Plan (the “Plan”) is hereby amended as follows:
     1. Section 1 is amended by fully restating (or adding, as applicable) the following defined terms:
“Committee” means the committee of the Board designated to administer this Plan, if such Committee is created and appointed by the Board, which shall consist of three (3) or more members, each of whom shall be a Disinterested Person and, if no such committee is in existence, all references to the Committee shall refer to the Board.
“Disinterested Person” shall have the same meaning as “Non-employee Director” herein defined.
“Non-employee Director” shall have the meaning as set forth in Rule 16b-3(b)(3)(i), as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.
     2. Section 2 is deleted in its entirety and restated as follows:
     The Plan shall be administered by the Board unless and until such time as the Board delegates administration to the Committee, as described herein. The Board shall administer the Plan only if a majority of the entire Board, and a majority of the directors acting with respect to each matter pertaining to the administration of the Plan, is comprised of “non-employee directors.” The Board, by resolution, may delegate administration of the Plan to a committee comprising not less than three (3) members, all of whom shall be disinterested persons (the “Committee”).
     If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such constraints, not inconsistent with the provisions of the Plan, as may be adopted from time to time, by the Board. The Board at any time may remove members from or add members to the Committee or may abolish the Committee and re-vest in the Board the administration of the Plan. Vacancies on the Committee, however caused, shall be filled by the Board. No member of the Board or Committee shall be liable for any action or determination concerning the Plan made by him or her in good faith.
     3. Section 3(a) is deleted and fully restated as follows:
     The maximum number of shares of Common Stock reserved and available for issuance under the Plan shall be 225,000 shares of the Company’s Common Stock, subject to adjustment upon changes in capitalization of the Company as provided in Section 3(b). Such shares may consist in whole or in part of authorized and unissued shares of the Company. (See Amendment Exhibit A for explanation of shares reserved and available for issuance under the Plan.)
     4. Section 5 is amended by adding the following paragraph as a new third paragraph:
     In addition, from June 9, 2006, until the expiration of the Plan, Non-Qualified Stock Options may be granted from time to time at the recommendation of the Committee to the Board or, in the Board’s discretion, by the Board to any Eligible Director, and such option grant shall vest according to the vesting percentage corresponding to the anniversary of the grant date described in Section 5(c). The Committee or the Board is not required to grant a specific quantity of Non-Qualified Stock Options at the time of such grant, and the option grant may be made at any time of the year.
     5. The first sentence of Section 10 is deleted and restated as follows:
     The Plan shall terminate on June 9, 2016, unless sooner terminated by action of the Board. No option may be granted hereunder after termination of the Plan, but such termination shall not affect the validity of any option then outstanding.
     6. Except as otherwise expressly modified herein, the Plan is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.
     7. The effective date of this First Amendment to the Plan shall be the date of approval by the Company’s shareholders.

APPROVED BY THE BOARD OF DIRECTORS:

By:	/s/ William J. Krickbaum
William J. Krickbaum, Chairman

Date:	May 17, 2006

A-2

AMENDMENT EXHIBIT A
Stock Subject to the Plan
A.	Fifty thousand (50,000) shares of common stock originally reserved and available for issuance under the Plan was subsequently adjusted for a 3 for 1 stock split.
B.	As of December 31, 2005, one hundred two thousand (102,000) options have been issued, leaving forty-eight thousand (48,000) options remaining to be issued from the original one hundred fifty thousand (150,000) options (adjusted for the referenced stock split).
C.	The Company has authorized an additional seventy-five thousand (75,000) options reserved and available for issuance under the Plan.

A-3

PROXY
FIRST COMMUNITY CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
Annual Meeting Date: Friday, June 9, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
(Please sign and return in the enclosed envelope.)
The undersigned shareholder(s) of First Community Corporation (the “Corporation”) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders, dated May 17, 2006, and hereby appoint(s) Mark A. Gamble Proxy of the undersigned, with full power of substitution and revocation, and authorize(s) him to vote the number of shares which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Corporation to be held on Friday, June 9, 2006, at 9:00 a.m. (local time), at the Hawkins County Natural Gas Board Room, located at 202 Park Boulevard, Rogersville, Tennessee, and any adjournment(s) thereof.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” THE FOLLOWING PROPOSALS:
1.	Election of Directors.
☐  FOR all nominees named (except as crossed through)

Leland A. Davis	Kenneth E. Jenkins	Sidney K. Lawson
Mark A. Gamble	Dr. David R. Johnson	A. Max Richardson
Jerry C. Greene	William J. Krickbaum	Tommy W. Young
2.	To consider and vote on the approval of amendments to the Company’s 1994 Outside Director Stock Option Plan to increase the number of shares of Common Stock that may be issued pursuant to options granted under the plan from 150,000 shares to 225,000 shares, and to make certain administrative and technical changes;
☐   FOR                    ☐  AGAINST                    ☐  ABSTAIN
3.	With discretionary authority on any other matter which properly comes before the meeting.
☐   FOR                    ☐  AGAINST                    ☐  ABSTAIN
PLEASE COMPLETE, DATE, SIGN, AND RETURN THIS PROXY PROMPTLY.
          This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder(s). If no direction is made for any of the proposals above, the Proxy will vote “For” the proposals.

Signature

Date